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                                                                      EXHIBIT 22



                                CRYSTAL OIL COMPANY
                     SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT
                                 DECEMBER 31, 1995


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                                                                 STATE OF
         SUBSIDIARY                                            INCORPORATION
-----------------------------------------------------          -------------
Hattiesburg Holding Company                                      Delaware
First Reserve Gas Company                                        Delaware
Hattiesburg Industrial Gas Sales Company                         Delaware
Hattiesburg Gas Storage Company (General Partnership)            Delaware
Crystal Program Limited                                           Texas
Crystal Exploration and Production Company (CEPCO)               Florida
Vermillion Bay Land Company                                      Delaware
Crystal Capital, Inc.                                            Delaware
Crystal Eurasia Oil Company                                      Delaware


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